INVESTMENT MANAGEMENT SERVICES AGREEMENT

AGREEMENT  made the 1st day of July,  1999,  by and  between  World  Trust  (the
"Trust"), a Massachusetts business trust, on behalf of its underlying series portfolios, World Growth Portfolio and World Income Portfolio (individually, a "Portfolio" and collectively the "Portfolios"), and American Express Financial Corporation (the "Advisor"), a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1) The Trust hereby retains the Advisor, and the Advisor hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Portfolios continuously with suggested investment planning; to determine, consistent with the Portfolios' investment objectives and policies, which securities in the Advisor's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Portfolios all necessary research and statistical data in connection therewith; to furnish services of whatever nature required in connection with the management of the Portfolios as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Trustees (the "Board"), the Executive Committee and the authorized officers of the Trust. The Advisor agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. The Advisor agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Advisor's performance under this Agreement.

(2) The Advisor agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Portfolios as disclosed to the Advisor from time to time by the Portfolios and as set forth in their prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").

(3)     The  Advisor  agrees  that  it  will  maintain  all  required   records,
        memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Portfolios.

(4) The Trust agrees that it will furnish to the Advisor any information that the latter may reasonably request with respect to the services performed or to be performed by the Advisor under this Agreement.

(5) The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, the Advisor may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Portfolios and other funds for which it acts as investment advisor.

(6) It is understood and agreed that in furnishing the Portfolios with the services as herein provided, neither the Advisor nor any officer, director or agent thereof shall be held liable to the Trust, a Portfolio or its creditors or unitholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that the Advisor may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two: COMPENSATION TO INVESTMENT MANAGER

(1) The Trust agrees to pay to the Advisor, on behalf of each Portfolio, and the Advisor covenants and agrees to accept from each Portfolio in full payment for the services furnished, a fee composed of an asset charge for each Portfolio and a performance incentive adjustment for World Growth Portfolio.

          (a)  The asset charge

               (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Portfolio recorded on the books of the Portfolio for that day.

               (ii) The asset  charge  shall be based on the net  assets of each
                    Portfolio as set forth in the following table.

                      World Growth Portfolio                           World Income Portfolio

                  Assets              Annual Rate at              Assets                Annual Rate at
                 (Billions)          Each Asset Level           (Billions)             Each Asset Level
               First $0.25                0.800%               First $0.25                 0.770%
                 Next 0.25                0.775                  Next 0.25                 0.745
                 Next 0.25                0.750                  Next 0.25                 0.720
                 Next 0.25                0.725                  Next 0.25                 0.695
                 Next 1.00                0.700                  Over 1.00                 0.670
                 Over 2.00                0.675

          (b)  The performance incentive adjustment for World Growth Portfolio

               (i) The performance incentive adjustment, determined monthly, shall be computed by measuring the percentage point difference between the performance of one Class A share of the Fund that invests in the Portfolio (the "comparison fund") and the performance of an (the "Index"). For World Growth Portfolio, the comparison fund is AXP Global Growth Fund and the Index is the Lipper Global Fund Index. The performance of one Class A share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the opening net asset value of one share of the Fund and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Index will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Index for the comparison period, with dividends or capital gain distributions on the securities which comprise the Index being treated as reinvested at the end of the month during which the distribution was made.

               (ii) In computing the adjustment,  one percentage  point shall be deducted from the difference, as determined in (b) (i) above. The result shall be converted to a decimal value
                    (e.g., 2.38% to 0.0238), multiplied by .01 and then multiplied by the Fund's average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees. The percentage point difference between the performance of the Fund and that of the Index, as determined above, is limited to a maximum of 0.0012 per year.

               (iii)The 12 month  comparison  period  will  roll  over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

               (iv) If the  Index  ceases to be  published  for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.

(2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The fee provided for hereunder shall be paid in cash by the Portfolios to the Advisor within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)     The Trust agrees to pay:

               (a) Fees payable to the Advisor for its services under the terms of this Agreement.

               (b)  Taxes.

               (c) Brokerage commissions and charges in connection with the purchase and sale of assets.

               (d)  Custodian fees and charges.

               (e)  Fees  and  charges  of  its  independent   certified  public
                    accountants for services the Trust or Portfolios request.

               (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

               (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Trust, its trustees and officers, (ii) it employs in conjunction with a claim asserted by the Board against the Advisor except that the Advisor shall reimburse the Trust for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or the Advisor agrees, that it is liable in whole or in part to the Trust, and
                    (iii) it employs to assert a claim against a third party.

               (h) Fees paid for the qualification and registration for public sale of the securities of the Portfolios under the laws of the United States and of the several states in which such securities shall be offered for sale.

               (i)  Fees of consultants employed by the Trust or Portfolios.

               (j) Trustees, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for trustees, officers and employees, trustees and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the trustees, officers and employees, except the Trust will not pay any fees or expenses of any person who is an officer or employee of the Advisor or its affiliates.

               (k) Filing fees and charges incurred by the Trust in connection with filing any amendment to its agreement or declaration of Trust, or incurred in filing any other document with the State of Massachusetts or its political subdivisions.

               (l)  Organizational expenses of the Trust.

               (m) Expenses incurred in connection with lending portfolio securities of the Portfolios.

               (n) Expenses properly payable by the Trust or Portfolios, approved by the Board.

(2) The Advisor agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

(1) The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Trust or Portfolios.

(2)     A "full business day" shall be as defined in the By-laws.

(3) The Trust and each Portfolio recognize that the Advisor now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Portfolios and that the Advisor manages its own investments and/or those of its subsidiaries. The Advisor shall be free to render such investment advice and other services and the Trust and each Portfolio hereby consent thereto.

(4) Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that trustees, officers, agents and/or unitholders of the Trust are or may be interested in the Advisor or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Advisor are or may be interested in the Trust or Portfolios as trustees, officers, unitholders, or otherwise; or that the Advisor or any successor or assignee, is or may be interested in the Portfolios as unitholder or otherwise, provided, however, that neither the Advisor nor any officer, trustee or employee thereof or of the Trust, shall sell to or buy from the Portfolios any property or security other than units issued by the Portfolios, except in accordance with applicable regulations or orders of the SEC.

(5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) The Advisor agrees that no officer, director or employee of the Advisor will deal for or on behalf of the Trust or Portfolios with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

               (a) Officers, directors or employees of the Advisor from having a financial interest in the Portfolios or in the Advisor.

               (b) The purchase of securities for the Portfolios, or the sale of securities owned by the Portfolios, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Advisor provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

               (c) Transactions with the Portfolios by a broker-dealer affiliate of the Advisor as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Board.

(7) The Advisor agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Advisor under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Portfolios) or other assets by or for the Trust or Portfolios.

Part Five: RENEWAL AND TERMINATION

(1) This Agreement shall continue in effect for each Portfolio until June 30, 2001, or until a new agreement is approved by a vote of the majority of the outstanding units of each Portfolio and by vote of the Trust's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding units of the relevant Portfolios and (b) by the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

(2) This Agreement may be terminated by either the Trust on behalf of a Portfolio or the Advisor at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting units of the Portfolio. The vote of the majority of the outstanding voting units of a Portfolio for the purpose of this Part Five shall be the vote at a unitholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Portfolio's shares present at such meeting if the holders of more than 50% of the outstanding voting units are present or represented by proxy, or more than 50% of the outstanding voting units of the Portfolio, whichever is less.

(3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.


WORLD TRUST
  World Growth Portfolio
  World Income Portfolio


By:  /s/ Leslie L. Ogg
         Leslie L. Ogg
         Vice President


AMERICAN EXPRESS FINANCIAL CORPORATION


By:  /s/ Pamela J. Moret
         Pamela J. Moret
         Vice President